UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2013

 The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona		85701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2013, the Compensation Committee, or Committee, of our Board of Directors, or Board, approved a pay for performance compensation plan for our executive officers applicable for fiscal year 2013, referred to as the 2013 Executive Pay for Performance Compensation Plan, which has features designed with input from outside consultants to compensate our executives for our financial performance focusing on return on equity, as well as actual performance compared to our budgeted performance.

The following disclosure includes information regarding the compensation set by the Committee for 2013 for Craig Norris, the Chief Executive Officer of our Social Services segment, Herman Schwarz, the Chief Executive Officer of our non-emergency transportation management services segment and Fred Furman, our Executive Vice President and General Counsel, all of whom were named in our summary compensation table for the fiscal year ended December 31, 2011 (referred to as our Named Executive Officers) included in our proxy statement filed with the Securities and Exchange Commission on July 16, 2012. Each executive has an employment agreement pursuant to which their base salary shall be reviewed by the Committee annually. Information regarding the compensation (including base salary, incentive compensation and long-term incentive compensation) set by the Committee for Warren Rustand, our Interim Chief Executive Officer and Robert Wilson, our Executive Vice President and Chief Financial Officer, is set forth in exhibits to Form 8-K filed by us with the Securities and Exchange Commission on November 23, 2012. No changes were made to the previously disclosed compensation of Mr. Rustand and Mr. Wilson. The 2013 Executive Pay for Performance Compensation Plan includes the following components:

Base Salaries

For 2013, the Committee decreased the annual base salary of Mr. Norris by 6% from his annual base salary set for 2012 to realign Mr. Norris’ fixed cash compensation with the competitive range of the Peer Group. The Committee increased the annual base salary of Mr. Schwarz by 3% to promote internal equity. The annual base salary for Mr. Furman will remain the same as that set for him by the Committee for 2012.

As a result of the foregoing, effective April 1, 2013, Messrs. Norris’, Schwarz’s and Furman’s annual base salaries will be $432,000, $432,000 and $407,000, respectively.

Annual Incentive Cash Compensation

Each of Messrs. Norris, Schwarz and Furman will be granted an opportunity to earn an incentive, or performance-based, cash bonus based upon performance under the annual incentive plan established by the Committee, or Annual Incentive Plan, as one of the components of total targeted compensation for our executive officers under the 2013 Executive Pay for Performance Compensation Plan. For fiscal year 2013, individual awards will be based on corporate performance measures. The Committee reviews corporate financial performance and determines award amounts after the completion of each fiscal year. The Committee may, in its discretion, adjust performance measures based on unusual or non-recurring occurrences.

The Committee chose to tie the executive officers’ eligibility to earn cash bonuses to our corporate financial performance as a whole under the Annual Incentive Plan. The Committee approved the use of budgeted earnings before interest, taxes, depreciation and amortization, or EBITDA, related measures for purposes of determining award amounts for 2013, with payouts based on a percentage of each executive’s base salary. Payment of any cash bonus under the Annual Incentive Plan is paid only to the extent the EBITDA target is attained after expensing all compensation. The amount of the potential incentive cash bonus that may be earned by each of Messrs. Norris, Schwarz and Furman is targeted at 75% of their respective base salaries.

Messrs. Norris, Schwarz and Furman are also entitled to earn an additional bonus of up to 25% of their respective base salaries through sharing 20% of the amount, if any, by which EBITDA of the Company exceeds the EBITDA target, after expensing all compensation. Twenty percent of any such excess will be distributed pro-rata among Messrs. Norris, Schwarz and Furman and one other employee participating in the plan, subject to a cap of 25% of each such individual’s base salary.

Long-Term Incentive Compensation

Under the equity-based program established by the Committee for 2013, or Long-Term Incentive Plan, as part of the mix of total targeted compensation that could be set for our executive officers, each of the executive officers is entitled to receive, upon approval by the Committee, equity-based awards under The Providence Service Corporation 2006 Long-Term Incentive Plan, as amended, or 2006 Plan.

On March 28, 2013, the Committee awarded time vested restricted stock and stock settled performance restricted stock units to the Named Executive Officers under the Long-Term Incentive Plan as set forth in the table below:

Executive	Restricted Stock	Performance Restricted Stock Units
Norris	5,374	21,495
Schwarz	5,374	21,495
Furman	3,962	15,849

Total	14,710	58,839

Of the total number of stock awards granted to the Named Executive Officers in 2013 under the Long-Term Incentive Plan, the restricted stock and performance restricted stock units each represented 20% and 80%, respectively. The restricted stock will vest in three equal annual installments on the first, second and third anniversaries of the date of grant, provided that the recipient is employed by us on each vesting date.

Vesting of the performance restricted stock units, or PRSUs, is subject to performance-based conditions, as described below. Each vested PRSU will be settled through the issuance of a share of our company’s common stock. Vesting criteria for PRSU awards require employment with our company throughout the performance period through and including December 31, 2015 as well as achievement of the performance goal.

The number of PRSUs that vest and are settled in stock will be dependent on the achievement of return on equity (determined by the quotient resulting from dividing our audited consolidated net income for the performance period by our average stockholders’ equity), or ROE, targets established by the Committee for the performance period described below. The Committee has established threshold and target levels of ROE for the cumulative ROE achieved by our company for the period beginning January 1, 2013 and ending December 31, 2015. Stock represented by the PRSUs, if earned, will be issued on or between March 1, 2016 and March 15, 2016. The Committee will certify in writing the ROE level achieved for the performance period on March 1, 2016 or as soon thereafter as the Committee is provided with our audited financials, but in no event later than March 15, 2016 (such date referred to as the Settlement Date). In addition, such certification will occur immediately prior to the settlement.

The number of PRSUs corresponding to the ROE level achieved, if any, will be settled by issuing an equal number of shares of our common stock to each of the Named Executive Officers on the Settlement Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: April 2, 2013	By:	/s/ Warren S. Rustand
	Name:	Warren S. Rustand
	Title:	Interim Chief Executive Officer

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